                                                                    EXHIBIT 99.2

                                  TENNECO INC.

                          NOTICE OF GUARANTEED DELIVERY

     This form or one substantially equivalent to this form must be used to accept the offer (the "Exchange Offer") of Tenneco Inc. (the "Company"), to exchange an aggregate principal amount of up to $250,000,000 of its 8 1/8% Senior Notes due 2015, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 8 1/8% Senior Notes due 2015, Series A, issued on November 20, 2007 (the "Old Notes"), which were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange
Offer will expire at 5:00 p.m., New York City time, on            unless
extended (as it may be extended, the "Expiration Time"). As described in the
enclosed Prospectus, dated            (the "Prospectus"), if you are a
registered holder of Old Notes and wish to tender your Old Notes, but (1) the certificates for Old Notes are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach Wells Fargo Bank, N.A., as exchange agent (the "Exchange Agent"), before the Expiration Time or (3) the procedure for book-entry transfer cannot be completed before the Expiration Time, you may effect a tender of your Old Notes if:

     - the tender is made through an "Eligible Guarantor Institution" (as defined in the Prospectus under the caption "The Exchange
       Offer -- Procedures for Tendering the Old Notes"),

     - prior to the Expiration Time, the Exchange Agent receives from an Eligible Guarantor Institution either (i) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, or
       (ii) a properly transmitted Agent's Message (as defined below) and Notice of Guaranteed Delivery. In either case, these documents must set forth your name and address, and the amount of Old Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by facsimile transmission, mail or hand delivery.

     If you elect to use this procedure, you must also guarantee that within three (3) New York Stock Exchange, Inc. ("NYSE") trading days after the date on which the Expiration Time occurs, either (a) the Letter of Transmittal, or facsimile thereof, together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent or (b) that a confirmation of book-entry transfer (as described in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering the Old Notes") of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), along with a properly completed and duly executed Letter of Transmittal or Agent's Message, will be delivered to the Exchange Agent

     For your tender to be effective, the Exchange Agent must actually receive either (a) the properly completed and duly executed Letter of Transmittal, or facsimile thereof, together with the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal or (b) if applicable, confirmation of a book-entry transfer into the Exchange Agent's account at DTC, along with a properly completed and duly executed Letter of Transmittal or Agent's Message, in each case within three (3) NYSE trading days after the date on which the Expiration Time occurs.

     The term "Agent's Message" means a message transmitted by The Depository Trust Company, received by the Exchange Agent and forming part of the book-entry confirmation, to the effect that: (1) The Depository Trust Company has received an express acknowledgement from a participant in its Automated Tender Offer Program that is tendering Old Notes that are the subject of such book-entry confirmation; (2) such participant has received and agrees to be bound by the terms of the Prospectus and the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery); and (3) the agreement may be enforced against such participant.

                                  Delivery to:

                     WELLS FARGO BANK, N.A., EXCHANGE AGENT

   By Registered and             By Facsimile:           By Overnight Courier or          By Hand Delivery:
     Certified Mail:          (Eligible Guarantor             Regular Mail:
                              Institutions Only)
 Wells Fargo Bank, N.A.         (612) 667-6282           Wells Fargo Bank, N.A.        Wells Fargo Bank, N.A.
     Corporate Trust                                   Corporate Trust Operations     Corporate Trust Services
        Operations        To Confirm by Telephone or          MAC N9303-121             608 2nd Avenue South
      MAC N9303-121          for Information Call:       6th & Marquette Avenue            Northstar East
      P.O. Box 1517                                       Minneapolis, MN 55479        Building -- 12th Floor
  Minneapolis, MN 55480         (800) 344-5128                                          Minneapolis, MN 55402


     DELIVERY OF A NOTICE OF GUARANTEED DELIVERY OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE NOTICE OF GUARANTEED DELIVERY OR AGENT'S MESSAGE.


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

Ladies and Gentlemen:

     Subject to the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Tenneco Inc. the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."



Principal Amount of Old Notes Tendered:*  If Old Notes will be delivered by book-
                                          entry transfer to The Depository Trust
$------------------------------           Company, provide account number.
Certificate Nos. (if available):
                                          Account Number ---------------------
-------------------------------

Total Principal Amount Represented by
Old Notes Certificate(s):

$------------------------------
* Must be in denominations of principal
  amount of $1,000 or any integral
  multiple thereof.



ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

 X ----------------------------------------
                                                         -----------------

 X ----------------------------------------              -----------------
     Signature(s) of Owner(s) or Authorized Signatory    Date

 Area Code and Telephone Number: (     )
                                 --------------------


     Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Capacity:  ---------------------------------------------------------------------

Address(es): -------------------------------------------------------------------


             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------

----------------------------------------------------------------------------------
                                     GUARANTEE
                      (NOT TO BE USED FOR SIGNATURE GUARANTEE)
----------------------------------------------------------------------------------
     The undersigned, an Eligible Guarantor Institution, hereby guarantees that either (a) a properly completed and duly executed Letter of Transmittal, or facsimile thereof, together with the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, and all other documents required by the Letter of Transmittal, or (b) confirmation of the book-
entry transfer of such Old Notes into the Exchange Agent's account at The
Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering the Old Notes,"
together with a properly completed and duly executed Letter of Transmittal or properly completed Agent's Message, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the date on which the Expiration Time occurs.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Name of Firm: --------------------------           (AUTHORIZED SIGNATURE)

Address: -------------------------------  Name: ----------------------------------
                                                   (PLEASE TYPE OR PRINT)

 --------------------------------------   Title: ---------------------------------
                  (ZIP CODE)
                                          Date: ----------------------------------
Area Code and Tel. No.: ----------------
----------------------------------------------------------------------------------



NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR
      OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.


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